Exhibit 4.7
AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT made as of September 9, 2004, as amended and restated as of this 29th day of June, 2007 (as it may be amended, supplemented or otherwise modified from time to time, this “Trademark Security Agreement”), among the Grantors listed on the signature pages hereof (the “Grantors”), and Bank of New York Trust Company, N.A., as trustee under the Indenture (as defined below) (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, pursuant to (a) that certain Indenture dated as of September 9, 2004 as amended as of June 29, 2007 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) among Securus Technologies, Inc., a Delaware corporation, as issuer (the “Company”), the subsidiaries of the Company party thereto as guarantors (the “Guarantors”) and the Trustee, and (b) one or more Purchase Agreements (each, a “Purchase Agreement”), among the Company, the Guarantors and UBS Securities LLC (the “Initial Purchaser”), the Company has issued or will issue its Second-Priority Senior Secured Notes Due 2011 which will be guaranteed on a senior secured basis by the Guarantors;
     WHEREAS, in order to induce the Initial Purchaser to enter into the Purchase Agreements and to induce the Initial Purchaser to purchase the Notes, the Grantors have agreed to grant a continuing Lien on the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations, by the granting of the security interest contemplated by the Security Agreement (as defined below);
     WHEREAS, the Trustee is willing to enter into the Indenture, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Trustee, for the benefit of the Noteholders, that certain Security Agreement dated as of September 9, 2004 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and
     WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Trustee, for the benefit of the Noteholders, this Trademark Security Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:
     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.
     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Grantor hereby grants to the Trustee, for the benefit of the Noteholders, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):
          (a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all renewals of the foregoing;
          (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and
          (d) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.
     3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Trustee, for the benefit of the Noteholders, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     4. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. The Grantors shall give prompt notice in writing to the Trustee with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting the Grantors’ obligations under this Section 4, the Grantors hereby authorize the Trustee unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of such Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Trustee’s continuing security interest in all Collateral, whether or not listed on Schedule I.
     5. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Note Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.
     6. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Trademark Security Agreement are expressly subject and subordinate to the liens and security interests granted to the Administrative Agent (and its permitted successors and assigns), for the benefit of the credit parties, pursuant to the Credit Agreement and the related security documents dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time), by and among the Company, the Administrative Agent, the lenders and the other credit parties party thereto and the other parties party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.
     [signature page follows]

     IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	SECURUS TECHNOLOGIES, INC., a Delaware corporation
By:
Name:
Title:

T-NETIX, INC., a Delaware corporation
By:
Name:
Title:

TELEQUIP LABS, INC., a Nevada corporation
By:
Name:
Title:

T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Texas corporation
By:
Name:
Title:

TRADEMARK SECURITY AGREEMENT

EVERCOM HOLDINGS, INC., a Delaware corporation
By:
Name:
Title:

EVERCOM, INC., a Delaware corporation
By:
Name:
Title:

EVERCOM SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

SYSCON JUSTICE SYSTEMS, INC., a California corporation
By:
Name:
Title:

MODELING SOLUTIONS LLC., a Nevada limited liability company
By:
Name:
Title:

MODELING SOLUTIONS LLC, a Wisconsin limited liability company
By:
Name:
Title:

TRUSTEE:	THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

TRADEMARK SECURITY AGREEMENT

SCHEDULE I
to
AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT
Trademark Registrations/Applications

Application/
Grantor	Country	Mark	Registration No.	App/Reg Date

Trade Names
Trademark Licenses

5